                                                                   EXHIBIT 99.4

Dear Depositors and Friends of Rockville Bank:

We are pleased to announce that Rockville Financial, Inc., the holding company for Rockville Bank, is offering shares of its common stock in a subscription offering pursuant to its Plan of Reorganization and Minority Stock Issuance.

Because we believe you may be interested in learning more about the merits of Rockville Financial, Inc. common stock as an investment, we are sending you the following materials which describe the offering:

         PROSPECTUS: This document provides detailed information about Rockville Bank's operations and the proposed offering of Rockville Financial, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Connecticut Time, on XXXX xx, 2005.

As a depositor of Rockville Bank with $500 or more on deposit as of March 31, 2003 or December 31, 2004, you will have the opportunity to buy common stock directly from Rockville Financial, Inc. in the offering without paying a commission or fee. If you have additional questions regarding the stock issuance, please call us at (860) 291-3700, Monday through Wednesday from 9:00 a.m. to 5:00 p.m., Thursday from 9:00 a.m. to 6:00 p.m., and Friday from 9:00 a.m. to 5:00 p.m., Connecticut Time, or stop by the Stock Information Center located at 1645 Ellington Road, South Windsor, Connecticut 06074.

We are pleased to offer you this opportunity to become a stockholder of Rockville Financial, Inc.

Best Regards,



William J. McGurk
President and Chief Executive Officer

These securities are not savings accounts or deposits and are not insured by Rockville Financial, Inc., Rockville Bank, Charter Oak Community Bank Corp., the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Prospective Investor:

We are pleased to announce that Rockville Financial, Inc., the holding company for Rockville Bank, is offering shares of its common stock in a subscription offering pursuant to its Plan of Reorganization and Minority Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of Rockville Financial, Inc. common stock as an investment. Please read and review these materials carefully.

         PROSPECTUS: This document provides detailed information about Rockville Bank's operations and the proposed offering of Rockville Financial, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Connecticut Time, on XXXX xx, 2005.

We invite you and other local community members to become stockholders of Rockville Financial, Inc. Through this offering, you have the opportunity to buy stock directly from Rockville Financial, Inc. without paying a commission or a fee.

If you have additional questions regarding the stock issuance or reorganization, please call us at (860) 291-3700, Monday through Wednesday from 9:00 a.m. to 5:00 p.m., Thursday from 9:00 a.m. to 6:00 p.m., and Friday from 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 1645 Ellington Road, South Windsor, Connecticut 06074.

We are pleased to offer you this opportunity to become a stockholder of Rockville Financial, Inc.

Sincerely,



William J. McGurk
President and Chief Executive Officer

These securities are not savings accounts or deposits and are not insured by Rockville Financial, Inc., Rockville Bank, Charter Oak Community Bank Corp., the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

TO DEPOSITORS AND FRIENDS
OF ROCKVILLE BANK
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Keefe, Bruyette & Woods, Inc., a member of the National Association of
Securities Dealers, Inc., is assisting Rockville Financial, Inc., the holding company for Rockville Bank, in offering shares of its common stock in a subscription offering pursuant to its Plan of Reorganization and Minority Stock Issuance. At the request of Rockville Financial, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Rockville Financial, Inc. common stock being offered to deposit customers of Rockville Bank and various other persons until 12:00 Noon, Connecticut Time, on XXXX xx, 2005. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Rockville Financial, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. If you have any questions, please visit our Stock Information Center located at 1645 Ellington Road, South Windsor, Connecticut 06074, Monday through Wednesday from 9:00 a.m. to 5:00 p.m., Thursday from 9:00 a.m. to 6:00 p.m., and Friday from 9:00 a.m. to 5:00 p.m., or feel free to call the Stock Information Center at
(860) 291-3700. Very truly yours,



Keefe, Bruyette & Woods, Inc.

These securities are not savings accounts or deposits and are not insured by Rockville Financial, Inc., Rockville Bank, Charter Oak Community Bank Corp., the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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                                    QUESTIONS

                                       AND

                                     ANSWERS

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                            ROCKVILLE FINANCIAL, INC.
                              [LOGO AS APPLICABLE]
                               HOLDING COMPANY FOR
                                 ROCKVILLE BANK

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ROCKVILLE FINANCIAL, INC., ROCKVILLE BANK, CHARTER OAK COMMUNITY BANK CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Facts About Stock Issuance

The Boards of Directors of Rockville Bank and Charter Oak Community Bank Corp. adopted the Plan of Reorganization and Minority Stock Issuance, under which: (i) Rockville Financial, Inc. has been formed and (ii) Rockville Financial, Inc. will issue a minority of its capital stock to persons other than Charter Oak Community Bank Corp.

This brochure answers some of the most frequently asked questions about the reorganization and stock issuance and about your opportunity to invest in the common stock of Rockville Financial, Inc. Investment in the common stock of Rockville Financial, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, PROSPECTIVE INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors."

WHAT EFFECT WILL THE STOCK ISSUANCE HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?

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The stock issuance will have little effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of Rockville Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL ROCKVILLE BANK'S DEPOSITORS BE REQUIRED TO PURCHASE STOCK IN THE OFFERING?

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No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of Rockville Bank. The stock issuance will allow certain depositors of Rockville Bank an opportunity to buy common stock and become stockholders of Rockville Financial, Inc.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?

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Certain past and present depositors of Rockville Bank are eligible to purchase common stock in the subscription offering. Specifically, depositors with $500 or more as of March 31, 2003 or December 31, 2004 are eligible to subscribe.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

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Rockville Financial, Inc. is offering up to 8,308,463 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

HOW MANY SHARES MAY I BUY?

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The minimum order is 50 shares. The maximum individual purchase is 25,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 340,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?

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No. Like any other common stock, Rockville Financial, Inc.'s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?

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You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Connecticut Time, on _________, XXXX xx, 2005.


HOW MAY I PAY FOR MY COMMON STOCK?

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First, you may pay for common stock by check or money order. Interest will be paid by Rockville Bank on these funds at the passbook savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Rockville Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. THERE IS NO PENALTY FOR WITHDRAWAL FROM A CERTIFICATE OF DEPOSIT.

CAN I PURCHASE STOCK USING FUNDS IN MY ROCKVILLE BANK IRA ACCOUNT?

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Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Rockville Bank IRA account. Please call our Stock Information Center at (877) 848-4663 for additional information at your earliest convenience if you would like to utilize IRA funds.In order to utilize the funds in your Rockville Bank IRA account for the purchase of Rockville Financial, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

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The Board of Directors of Rockville Financial, Inc. currently intends to consider a policy of paying cash or stock dividends. However, no decision has been made with respect to the payment of dividends.

HOW WILL THE COMMON STOCK BE TRADED?

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Rockville Financial, Inc.'s stock is expected to trade on the NASDAQ Stock
Market under the symbol "RCKB" However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF ROCKVILLE BANK PLANNING TO PURCHASE
STOCK?

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Yes! The executive officers and directors of Rockville Bank plan to purchase, in the aggregate, $3,610,000 worth of stock or approximately 4.76.436% of the common stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?

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No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.


                            STOCK INFORMATION CENTER

FOR ADDITIONAL INFORMATION YOU MAY VISIT OR CALL OUR STOCK INFORMATION CENTER MONDAY THROUGH WEDNESDAY FROM 9:00 A.M. TO 5:00 P.M., THURSDAY FROM 9:00 A.M. TO 6:00 P.M., AND FRIDAY FROM 9:00 A.M. TO 5:00 P.M., LOCATED IN OUR MAIN OFFICE AT 1645 ELLINGTON ROAD, SOUTH WINDSOR, CONNECTICUT 06074.


                                 (860) 291-3700

        INITIAL ROCKVILLE BANK WEBSITE MESSAGE TO COMMENCE XXXX XX, 2005

         PLAN OF REORGANIZATION AND MINORITY STOCK ISSUANCE INFORMATION

Rockville Financial, Inc., the holding company for Rockville Bank is pleased to announce that materials were mailed on Xxxxxx xx, 2005 regarding its Plan of Reorganization and Minority Stock Issuance. If you were a depositor with $500 or more on deposit as of March 31, 2003 or December 31, 2004, you should be receiving a packet of materials soon. It is important that you read the information carefully.

Information, including a prospectus, regarding Rockville Financial, Inc.'s common stock offering is also enclosed. The Subscription Offering has commenced and continues until 12:00 Noon, Connecticut Time, on XXXX xx, 2005, at which time all orders must be RECEIVED at the Stock Information Center if you want to subscribe for stock.

Depending upon the outcome of the Subscription Offering our best estimate at this time for trading of the Rockville Financial, Inc. stock (NASDAQ Stock Market - "RCKB") is late XXXx or early XXXX. As described in the prospectus, it could trade later than anticipated. Upon completion of the stock offering, we will update this website with the results of the offering.

If you have questions regarding the offering, please call our Stock Information Center at (860) 291-4700.


The shares of common stock being offered are not deposits or accounts and are not insured by Rockville Financial, Inc., Rockville Bank, Charter Oak Community Bank Corp., the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

            END OF OFFERING ROCKVILLE FINANCIAL, INC. WEBSITE MESSAGE

         PLAN OF REORGANIZATION AND MINORITY STOCK ISSUANCE INFORMATION

The Rockville Financial, Inc. stock offering closed at 12:00 Noon, Connecticut Time, on XXXXX xx, 2005. The results of the offering are as follows:

____________________________________________________.

Interest and refund checks will be mailed out on ________________ by regular mail. No special mailing instructions will be accepted.

Allocations will be made available through the Stock Information Center beginning at ______ on ________________.

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify such on your certificate prior to trading your shares.

The transfer agent for Rockville Financial, Inc. will be Registrar & Transfer Company in Cranford, NJ and the phone number for their Investor Relations Department is 1-800-365-5948.

We anticipate trading to begin on ____________, 2005 on the NASDAQ Stock Market under the symbol "RCKB."

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by Rockville Financial, Inc., Rockville Bank, Charter Oak Community Bank Corp., the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.